Exhibit 4.14
SUBORDINATION AND INTERCREDITOR AGREEMENT

This Subordination and Intercreditor Agreement (as amended, restated or otherwise modified from time to time, this “Agreement”) is entered into as of the 15th day of January, 2010, by and among the Law Offices of David J. Stern, P.A., a professional association licensed to practice law in the State of Florida (“DJS”), Professional Title and Abstract Company of Florida, Inc., a corporation organized under the laws of the State of Florida (“PTA”), Default Servicing, Inc., a corporation organized under the laws of the State of Florida (“DSI”), Mr. David J. Stern in his capacity as secured party representative for PTA, DJS and DSL (in such capacity, the “Junior Secured Party Representative”, and collectively with PTA, DJS and DSI, the “Subordinated Parties” and each a “Subordinated Party”), and each of the lenders set forth on Schedule 1 hereto party to the Senior Loan Agreement (as hereafter defined) (each, a “Senior Lender” and collectively the “Senior Lenders”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings provided such terms in the Senior Loan Agreement (as hereafter defined).

BACKGROUND

WHEREAS, it is a condition to each Senior Lender’s making a loan to DAL Group, LLC, a Delaware limited liability company (the “Company”) pursuant to, and in accordance with (i) that certain Senior Loan, Security and Pledge Agreement to be dated on or about January 15, 2010 by and among the Senior Lenders, Chardan Capital Markets, LLC in its capacity as secured party representative for the Senior Lenders (in such capacity, the “Senior Secured Party Representative”) and the Company (as amended, restated or otherwise modified from time to time, the “Senior Loan Agreement”) and (ii) the Loan Documents referred to in the Senior Loan Agreement (the “Loan Documents”), that the Subordinated Parties enter into this Agreement.

WHEREAS, the Subordinated Parties have granted or will grant certain financial accommodations to the Company.

NOW, THEREFORE, each Subordinated Party and each Senior Lender hereby agree as follows:

TERMS

1. All obligations of the Company and/or any of its Subsidiaries to any Senior Lender under the Loan Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Senior Liabilities”.  The Term Note Obligations and the Post Closing Cash Obligations as defined in that certain Loan, Security and Pledge Agreement, dated as of the date of this Agreement, by and among DJS, PTA, DSI and the Company (the “Junior Loan Agreement”), together with the obligations of any Subsidiaries of the Company with respect to such Term Note Obligations and Post Closing Cash Obligations, are referred to as “Junior Liabilities”.  It is expressly understood and agreed that the term “Senior Liabilities”, as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of any Senior Lender, as against the Company, its Subsidiaries or anyone else, to collect such interest, fees or penalties, as the case may be.

2. Except as expressly otherwise provided in this Agreement or as the Lenders may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of all Senior Liabilities.  Furthermore, whether directly or indirectly, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made (whether at stated maturity, by acceleration or otherwise), nor shall any property or assets of the Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liability until such time as the Senior Liabilities have been indefeasibly paid in full.  Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, the Company and its Subsidiaries may make payments as required by the terms of the Junior Liabilities to the Subordinated Parties with respect to the Junior Liabilities, so long as (i) no Event of Default (as defined in the Senior Loan Agreement and/or any other Loan Document) has occurred and is continuing at the time of any such payment or after giving effect to such payment and (ii) the timing and the calculation of the payments set forth in the Junior Loan Agreement, the Term Note (as defined in the Junior Loan Agreement) and the Post-Closing Cash Documents (as defined in the Junior Loan Agreement) are not changed from the timing and calculations in effect on the date hereof.

3. Each Subordinated Party hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of the Company and/or any of its Subsidiaries (the “Subordinated Party Liens”), to the security interests granted by the Company and/or any of its Subsidiaries to each Senior Lender and the Senior Secured Party Representative (on behalf of the Senior Lenders) in respect of the Senior Liabilities.  Neither the Senior Secured Party Representative nor any Senior Lender shall owe any duty to any Subordinated Party as a result of or in connection with any Subordinated Party Liens, including without limitation any marshalling of assets or protection of the rights or interests of any Subordinated Party.  The Senior Lenders and the Senior Secured Party Representative (on behalf of the Senior Lenders) shall have the exclusive right to manage, perform and enforce the underlying terms of the Senior Loan Agreement, the Loan Documents and each other document, instrument and agreement executed from time to time in connection therewith (collectively, the “Security Agreements”) relating to the assets of the Company and its Subsidiaries and to exercise and enforce its rights according to its discretion.  Each Subordinated Party waives all rights to affect the method or challenge the appropriateness of any action taken by any Senior Lenders and/or the Senior Secured Party Representative (on behalf of the Senior Lenders) in connection with any Senior Lender’s and/or Senior Secured Party Representative’s enforcement of its rights under the Security Agreements.  In connection with the exercise by any Senior Lender and/or the Senior Secured Party Representative (on behalf of the Senior Lenders) of its remedies under the Senior Loan Agreement, only the Senior Lenders and/or the Senior Secured Party Representative (on behalf of the Senior Lenders) shall have the right to restrict, permit, approve or disapprove the sale, transfer or other disposition of the assets of the Company or any of its Subsidiaries.  As between each Senior Lender and each Subordinated Party, the terms of this Agreement shall govern even if all or part of any Senior Lender’s and/or Senior Secured Party Representative’s (on behalf of the Senior Lenders) liens are avoided, disallowed, set aside or otherwise invalidated.

4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company and/or any of its Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be irrevocably paid in full before any Subordinated Party shall be entitled to receive and to retain any payment, distribution, other rights or benefits in respect of any Junior Liability. In order to enable each Senior Lender and the Senior Secured Party Representative (on behalf of the Senior Lenders) to enforce its rights hereunder in any such action or proceeding, each Senior Lender and the Senior Secured Party Representative (on behalf of the Senior Lenders) is hereby irrevocably authorized and empowered in its discretion as attorney in fact for each Subordinated Party to make and present for and on behalf of such Subordinated Party such proofs of claims against the Company and/or its Subsidiaries as any Senior Lender and/or the Senior Secured Party Representative (on behalf of the Senior Lenders) may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any the Senior Liabilities.  In the event, prior to indefeasible payment in full of the Senior Liabilities, any Subordinated Party shall receive any payment in respect of the Junior Liabilities and/or in connection with the enforcement of such Subordinated Party’s rights and remedies against the Company and/or any of its Subsidiaries, except as permitted in this Agreement, whether arising in connection with the Junior Liabilities or otherwise, then such Subordinated Party shall forthwith deliver, or cause to be delivered, the same to the Senior Secured Party Representative (who shall distribute the same to the Senior Lenders based on each Senior Lender’s Term Loan Commitment) in precisely the form held by such Subordinated Party (except for any necessary endorsement) and until so delivered the same shall be held in trust by such Subordinated Party as the property of the Senior Lenders.

5. Each Subordinated Party will mark its/his books and records so as to clearly indicate that its/his respective Junior Liabilities are subordinated in accordance with the terms of this Agreement.  Each Subordinated Party will execute such further documents or instruments and take such further action as any Senior Lender and/or the Senior Secured Party Representative (on behalf of the Senior Lenders) may reasonably request from time to time to carry out the intent of this Agreement.

6. Each Subordinated Party hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7. No Subordinated Party will without the prior written consent of the Senior Secured Party Representative (on behalf of the Senior Lenders):  (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company and/or any of its Subsidiaries.

8. Any Senior Lender and/or the Senior Secured Party Representative (on behalf of the Senior Lenders) may, from time to time, at its sole discretion and without notice to any Subordinated Party, take any or all of the following actions:  (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.  Notwithstanding anything to the contrary set forth in this Agreement, the Senior Lender and the Senior Secured Party Representative, on behalf of the Senior Lenders, agree that the principal amount of the Senior Debt (as defined in the Junior Loan Agreement) will not be increased from the principal amount on the date hereof, without the prior written consent of DJS, PTA and DSI.

9. Any Senior Lender may, from time to time, whether before or after any discontinuance of this Agreement, without notice to any Subordinated Party, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were a Senior Lender, as applicable; provided, however, that, unless such Senior Lender shall otherwise consent in writing, the Senior Lenders shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lenders, as to those of the Senior Liabilities which the Senior Lenders have not assigned or transferred.

10. The Senior Lenders shall not be prejudiced in their rights under this Agreement by any act or failure to act of any Subordinated Party, or any noncompliance of any Subordinated Party with any agreement or obligation, regardless of any knowledge thereof which any Senior Lender may have or with which any Senior Lender may be charged; and no action of any Senior Lender permitted under this Agreement shall in any way affect or impair the rights of any other Senior Lender and the obligations of any Subordinated Party under this Agreement.

11. No delay on the part of any Senior Lender and/or the Senior Secured Party Representative (on behalf of the Senior Lenders) in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by any Senior Lender and/or the Senior Secured Party Representative (on behalf of the Senior Lenders) of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be permitted except as expressly set forth in a writing duly signed and delivered by the Senior Lenders and the Subordinated Parties.  For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of any Subordinated Party or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of any Subordinated Party under this Agreement.

12. This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against the Company and/or any of its Subsidiaries under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof.  All references herein to the Company and/or any Subsidiary shall be deemed to apply to the Company and such Subsidiary as debtor-in-possession and to a trustee for the Company and/or such Subsidiary.  If the Company or any of its Subsidiaries shall become subject to a proceeding under the Code, and if the Senior Lenders shall desire to permit the use of cash collateral or to permit or provide post-Petition financing from any Senior Lender (or an affiliate or a third party satisfactory to the Senior Lenders) to the Company or any such Subsidiary under the Code, each Subordinated Party agrees as follows:  (1)  adequate notice to such Subordinated Party shall be deemed to have been provided for such consent or post-Petition financing if such Subordinated Party receives notice thereof three (3) business days (or such shorter notice as is given to the Senior Lenders) prior to the earlier of (a) any hearing on a request to approve such post-petition financing or (b) the date of entry of an order approving same and (2) no objection will be raised by any Subordinated Party to any such use of cash collateral or such post-Petition financing from any Senior Lender (or an affiliate of the Senior Lender).

13. This Agreement shall be binding upon each Subordinated Party and upon the heirs, legal representatives, successors and assigns of each Subordinated Party and the successors and assigns of any Subordinated Party.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement.  It is understood and agreed that if facsimile copies of this Agreement bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

14. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF AND SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SENIOR LENDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK.  The individuals executing this Agreement on behalf of the Subordinated Parties agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, this Agreement has been made and delivered as of this 15th day of January, 2010.

LAW OFFICES OF DAVID J. STERN, P.A.

By:        ____________________________
Name:   ____________________________
Title:     ____________________________

DEFAULT SERVICING, INC.

By:        ____________________________
Name:   ____________________________
Title:     ____________________________

PROFESSIONAL TITLE & ABSTRACT COMPANY OF FLORIDA, INC.

By:        ____________________________
Name:   ____________________________
Title:     ____________________________

_______________________________________
DAVID J. STERN, in his capacity as Junior Secured Party Representative

[LENDER]

By:        ____________________________
Name:   ____________________________
Title:     ____________________________

CHARDAN CAPITAL MARKETS, LLC, in its capacity as Senior Secured Party Representative

By:        ____________________________
Name:   ____________________________
Title:     ____________________________

Acknowledged and Agreed to by:

DAL GROUP, LLC, a limited liability company
organized under the laws of the State of  Delaware

By:        ____________________________
Name:   ____________________________
Title:     ____________________________

DJS PROCESSING, LLC

By:        ____________________________
Name:   ____________________________
Title:     ____________________________

PROFESSIONAL TITLE AND ABSTRACT COMPANY OF FLORIDA, LLC

By:        ____________________________
Name:   ____________________________
Title:     ____________________________

DEFAULT SERVICING, LLC

By:        ____________________________
Name:   ____________________________
Title:     ____________________________

SIGNATURE PAGE TO SUBORDINATION AGREEMENT